Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Third Quarter 2023 Results

SCOTTSDALE, Ariz. – November 8, 2023 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the third quarter ended September 30, 2023.

(All results compared to prior-year comparative period, unless otherwise noted)

Q3 2023 Highlights and FY 2023 Outlook

•
Total revenue of $262.9 million increased $45.3 million or 21% compared to total revenue of $217.6 million
•
Total clinicians of 6,418 up 18%, a sequential net increase of 286 in the third quarter
•
Net loss of $61.6 million compared to net loss of $37.9 million, primarily driven by the preliminarily approved settlement of our shareholder class action lawsuit and stock-based compensation expenses
•
Adjusted EBITDA of $14.6 million compared to Adjusted EBITDA of $15.4 million
•
Raising the midpoints of Revenue, Center Margin, and Adjusted EBITDA guidance ranges: Now expecting full year 2023 revenue of $1.03 to $1.04 billion, Center Margin of $292 to $300 million and Adjusted EBITDA of $56 to $60 million

“We delivered another strong quarter,” said Ken Burdick, Chairman and CEO of LifeStance. “In addition to solid financial results, we continued to attract high-quality clinical talent with a record quarter of organic recruiting, growing the team by nearly 300 clinicians. As we approach the end of the year, we will continue our commitment to improving the patient and clinician experience while continuing to fortify the company’s foundation to build long-term, scalable operations.”

Financial Highlights
	Q3 2023	Q3 2022	Y/Y
(in millions)
Total revenue	$262.9	$217.6	21%
Loss from operations	(74.4)	(38.8)	92%
Center Margin	76.2	60.3	26%
Net loss	(61.6)	(37.9)	63%
Adjusted EBITDA	14.6	15.4	(5%)
As % of Total revenue:
Loss from operations	(28.3%)	(17.8%)
Center Margin	29.0%	27.7%
Net loss	(23.4%)	(17.4%)
Adjusted EBITDA	5.6%	7.1%

(All results compared to prior-year period, unless otherwise noted)

•
Total revenue grew 21% to $262.9 million. Strong revenue growth in the third quarter was driven primarily by net clinician growth and increased visit volumes.
•
Loss from operations was $74.4 million, primarily driven by stock-based compensation expense of $21.5 million and the preliminarily approved settlement of our shareholder class action lawsuit. Net loss was $61.6 million.
•
Center Margin grew 26% to $76.2 million, or 29% of total revenue.
•
Adjusted EBITDA declined 5% to $14.6 million, or 5.6% of total revenue. Adjusted EBITDA as a percentage of revenue decreased as a result of higher G&A expenses from investments in the business.

Balance Sheet, Cash Flow and Capital Allocation

For the nine months ended September 30, 2023, LifeStance used $33.7 million cash flow from operations, including $25.4 million during the third quarter of 2023. The Company ended the third quarter with cash of $42.6 million and net long-term debt of $248.4 million.

2023 Guidance

LifeStance is raising the midpoints of full year Revenue, Center Margin, and Adjusted EBITDA guidance ranges, with the following outlook for 2023:

•
The Company expects full year revenue of $1.03 to $1.04 billion, Center Margin of $292 to $300 million, and Adjusted EBITDA of $56 to $60 million.
•
For the fourth quarter of 2023, the Company expects total revenue of $255 to $265 million, Center Margin of $73 to $81 million, and Adjusted EBITDA of $17 to $21 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, November 8, 2023, at 8:30 a.m. Eastern Time to discuss the third quarter 2023 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 3827662 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 6,400 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and approximately 600 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and fourth quarter guidance and management's related assumptions; the Company’s financial position; business plans and objectives; operating results; working capital and liquidity; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the fourth quarter of 2023 and full year 2023 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking fourth quarter of 2023 and full year 2023 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	September 30, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$42,605	$108,621
Patient accounts receivable, net	149,716	100,868
Prepaid expenses and other current assets	71,929	23,734
Total current assets	264,250	233,223
NONCURRENT ASSETS
Property and equipment, net	190,067	194,189
Right-of-use assets	180,685	199,431
Intangible assets, net	233,615	263,294
Goodwill	1,293,426	1,272,939
Other noncurrent assets	13,023	10,795
Total noncurrent assets	1,910,816	1,940,648
Total assets	$2,175,066	$2,173,871
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$10,400	$12,285
Accrued payroll expenses	83,618	75,650
Other accrued expenses	91,030	30,428
Current portion of contingent consideration	8,964	15,876
Operating lease liabilities, current	43,604	38,824
Other current liabilities	3,258	2,936
Total current liabilities	240,874	175,999
NONCURRENT LIABILITIES
Long-term debt, net	248,371	225,079
Operating lease liabilities, noncurrent	191,515	212,586
Deferred tax liability, net	38,403	38,701
Other noncurrent liabilities	855	2,783
Total noncurrent liabilities	479,144	479,149
Total liabilities	$720,018	$655,148
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of September 30, 2023 and December 31, 2022; 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of September 30, 2023 and December 31, 2022; 378,607 and 375,964 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3,788	3,761
Additional paid-in capital	2,162,766	2,084,324
Accumulated other comprehensive income	4,381	3,274
Accumulated deficit	(715,887)	(572,636)
Total stockholders' equity	1,455,048	1,518,723
Total liabilities and stockholders’ equity	$2,175,066	$2,173,871

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
TOTAL REVENUE	$262,895	$217,560	$775,062	$630,182
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	186,686	157,267	556,280	455,857
General and administrative expenses	130,945	81,248	317,425	288,176
Depreciation and amortization	19,621	17,884	58,220	50,311
Total operating expenses	$337,252	$256,399	$931,925	$794,344
LOSS FROM OPERATIONS	$(74,357)	$(38,839)	$(156,863)	$(164,162)
OTHER INCOME (EXPENSE)
Gain on remeasurement of contingent consideration	1,867	1,176	4,443	562
Transaction costs	—	(210)	(89)	(507)
Interest expense, net	(5,477)	(4,189)	(15,688)	(14,763)
Other expense	(1)	(144)	(70)	(144)
Total other expense	$(3,611)	$(3,367)	$(11,404)	$(14,852)
LOSS BEFORE INCOME TAXES	(77,968)	(42,206)	(168,267)	(179,014)
INCOME TAX BENEFIT	16,385	4,353	26,964	10,106
NET LOSS	$(61,583)	$(37,853)	$(141,303)	$(168,908)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.17)	(0.11)	(0.39)	(0.48)
Weighted-average shares used to compute basic and diluted net loss per share	372,476	357,520	365,556	354,057

NET LOSS	$(61,583)	$(37,853)	$(141,303)	$(168,908)
OTHER COMPREHENSIVE INCOME
Unrealized gains on cash flow hedge, net of tax	230	3,185	1,107	3,185
COMPREHENSIVE LOSS	$(61,353)	$(34,668)	$(140,196)	$(165,723)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(141,303)	$(168,908)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	58,220	50,311
Non-cash operating lease costs	30,225	—
Stock-based compensation	78,469	152,235
Loss on debt extinguishment	—	3,380
Amortization of discount and debt issue costs	1,592	1,351
Gain on remeasurement of contingent consideration	(4,443)	(562)
Other, net	5,105	144
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(48,484)	(34,606)
Prepaid expenses and other current assets	(52,293)	(5,811)
Accounts payable	(3,848)	1,109
Accrued payroll expenses	7,622	(588)
Operating lease liabilities	(30,109)	—
Other accrued expenses	65,568	18,816
Net cash (used in) provided by operating activities	$(33,679)	$16,871
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(29,106)	(68,871)
Acquisitions of businesses, net of cash acquired	(19,820)	(40,294)
Net cash used in investing activities	$(48,926)	$(109,165)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	25,000	237,474
Payments of debt issue costs	(188)	(7,266)
Payments of long-term debt	(1,821)	(181,230)
Prepayment for debt paydown	—	(1,609)
Payments of contingent consideration	(6,402)	(12,290)
Taxes related to net share settlement of equity awards	—	(478)
Net cash provided by financing activities	$16,589	$34,601
NET DECREASE IN CASH AND CASH EQUIVALENTS	(66,016)	(57,693)
Cash and Cash Equivalents - Beginning of period	108,621	148,029
CASH AND CASH EQUIVALENTS – END OF PERIOD	$42,605	$90,336
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$15,424	$9,518
Cash paid for taxes, net of refunds	$416	$1,780
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through finance leases	$—	$264
Contingent consideration incurred in acquisitions of businesses	$1,985	$7,719
Acquisition of property and equipment included in liabilities	$5,303	$8,607

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(in thousands)
Loss from operations	$(74,357)	$(38,839)	$(156,863)	$(164,162)
Adjusted for:
Depreciation and amortization	19,621	17,884	58,220	50,311
General and administrative expenses (1)	130,945	81,248	317,425	288,176
Center Margin	$76,209	$60,293	$218,782	$174,325
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(in thousands)
Net loss	$(61,583)	$(37,853)	$(141,303)	$(168,908)
Adjusted for:
Interest expense, net	5,477	4,189	15,688	14,763
Depreciation and amortization	19,621	17,884	58,220	50,311
Income tax benefit	(16,385)	(4,353)	(26,964)	(10,106)
Gain on remeasurement of contingent consideration	(1,867)	(1,176)	(4,443)	(562)
Stock-based compensation expense	21,525	34,870	78,469	152,235
Loss on disposal of assets	1	144	70	144
Transaction costs (1)	—	210	89	507
Executive transition costs	114	494	636	494
Litigation costs (2)	45,418	104	49,267	104
Strategic initiatives (3)	790	—	3,242	—
Real estate optimization and restructuring charges (4)	1,257	—	4,977	—
Other expenses (5)	214	866	803	3,511
Adjusted EBITDA	$14,582	$15,379	$38,751	$42,493

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(2)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During the three and nine months ended September 30, 2023, litigation costs included cash expenses related to three distinct litigation matters, including (x) a securities class action litigation, (y) a privacy class action litigation and (z) a compensation model class action litigation.
(3)
Strategic initiatives consist of expenses directly related to a multi-phase system upgrade in connection with our recent and significant expansion. During each of the three and nine months ended September 30, 2023, we continued a process of evaluating and adopting three critical enterprise-wide systems for (i) human resources management, (ii) clinician credentialing and onboarding process and (iii) a scalable electronic health resources system. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to these enterprise-wide systems. We considered the frequency and scale of this multi-part enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which include certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures has been and is expected to be greater than what would be expected as part of ordinary business operations and do not constitute normal recurring operating activities.
(5)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations and comprehensive loss.